UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2007

OPEN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075,
(Address of principal executive offices, including zip code)

(858) 794-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of June 4, 2007, Jeffrey B. Stein resigned from his position as Chief Financial Officer of Open Energy Corporation (the “Company”).

Effective as of June 7, 2007, Aidan H. Shields was appointed by the Company’s board of directors to replace Mr. Stein as Chief Financial Officer of the Company.  Mr. Shields joins the Company from Project-A Consulting, a company he co-founded in 2006 and at which he was a partner.  From May 2006 through March 2007, Mr. Shields served as Chief Financial Officer of Satellite Security Corporation.  From 2005 through March 2006, Mr. Shields served as Chief Financial Officer and Vice President of Boston Equities Corporation.  From 1994 through 2005, Mr. Shields served in various capacities at Gap, Inc., most recently as Chief Financial Officer and Vice President of its outlet division from 2003 through 2005, as Senior Director and Controller of Gap, Inc.’s Old Navy Division from 2002 through 2003 and as Director and Controller of Gap, Inc.’s Old Navy Division from 2001 through 2002.

Effective as of June 7, 2007, Cheryl J. Bostater resigned her position as Chief Operating Officer of the Company.  Ms. Bostater will remain with the Company as Vice President of Business Development.

Effective as of June 7, 2007, David A. Field was appointed by the Company’s board of directors to replace Ms. Bostater as Chief Operating Officer of the Company and to become an Executive Vice President of the Company.  In connection with such appointments, Mr. Field will leave his position as Senior Vice President of Business Development of the Company, a position he has held since November 2006.  From 2005 through October 2006, Mr. Field served as Vice President of Clark Security Products.  In 2001 Mr. Field founded Clarus Energy Products where he served as President until 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENGERY CORPORATION

Date: June 8, 2007	/s/ David Saltman
Name: David Saltman
Its: President and Chief Executive Officer